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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-74737, 333-31124, 333-38374, 333-38370
333-74866 and 333-97111) and Forms S-8 (Nos. 33-78114, 33-78134, 333-03489,
333-03493, 333-03495, 333-38372, 333-01997, 333-22909, 333-42333, 333-58727,
333-40648, 333-38376, 333-63042, 333-83756, 333-83760, 333-97113 and 333-97115)
of F.N.B. Corporation of our report dated January 23, 2001 except for Note 22, which is dated February 26, 2001 relating to the financial statements of Promistar Financial Corporation, which appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP

Harrisburg, PA
May 22, 2003